10f-3 Transactions Summary

Set forth below is a summary of the transactions made pursuant to the Funds' 10f-3 procedures for the period June 1, 2003 through May 31, 2004.

Fund

Intermediate Muni Bond Fund

Security

Metropolitan Trans Authority Ser B 5.25 11/15/18
Advisor

EIMCO

Transaction
 Date

7/30/2003

Cost

$11,405,000

Offering Purchase
1.525%
Broker
Paine Webber
Underwriting
Syndicate
Members
Wachovia Capital Markets, LLC


Fund

Intermediate Muni Bond Fund

Security

Metropolitan Trans Authority Ser B 5.25 11/15/17
Advisor

EIMCO

Transaction
 Date

7/30/2003

Cost

$15,325,000

Offering Purchase
2.049%
Broker
Paine Webber
Underwriting
Syndicate
Members
Wachovia Capital Markets, LLC


Fund

Intermediate Muni Bond Fund

Security

Massachusetts State General Obligation

Advisor

EIMCO

Transaction
 Date

10/8/2003

Cost

$25,000,000

Offering Purchase
3.226%
Broker
Paine Webber
Underwriting
Syndicate
Members
Citigroup Global Markets, Inc.
Lehman Brothers
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Wachovia Capital Markets, LLC